Exhibit 99.1

Investor Relations
605.362.5140

Meta Financial Group, Inc.® Announces Pricing of $75 Million Subordinated Notes

Sioux Falls, South Dakota – August 11, 2016, Meta Financial Group, Inc.®  (Nasdaq: CASH) (the “Company”), parent company of MetaBank® (the “Bank”) based in Sioux Falls, S.D., today announced it had set the price for the public offering of $75 million of its 5.75% Fixed-to-Floating Rate Subordinated Notes due August 15, 2026 (the “Notes”). The Notes will initially bear interest at 5.75% per annum from the issue date to, but excluding, August 15, 2021, payable semi-annually in arrears, and, thereafter, at an annual interest rate equal to the then-current three-month LIBOR plus 4.63%,  payable quarterly in arrears.  The Notes will mature on August 15, 2026. The Notes have been offered to the public at par.

The Company intends to use the proceeds of the offering for general corporate purposes, potential acquisitions and investments in the Bank as regulatory capital to support growth.

Sandler O’Neill + Partners, L.P. is acting as book-running manager for the offering.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes are not savings accounts, deposits or other obligations of the Bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Safe Harbor Statement
The Company and the Bank may from time to time make written or oral “forward-looking statements,” including statements contained in this press release and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; the potential benefits of the acquisition of Fort Knox Financial Services Corporation and its wholly-owned subsidiary, Tax Product Services LLC (collectively, “Fort Knox” or “Refund Advantage”); important components of the Company's statements of financial condition and operations; growth and expansion; new products and services, such as those offered by MetaBank or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company's employees.  Actual results may differ materially from those contained in the forward-looking statements contained herein.  The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the risk that the Company may incur unanticipated or unknown losses or liabilities as a result of the completion of the transaction with Fort Knox; the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of, and acceptance of new products and services offered by the Company, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; any actions which may be initiated by our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry, and the insurance premium finance industry, our relationship with our primary regulators, the Office of the Comptroller of the Currency (“OCC”) and the Federal Reserve, as well as the Federal Deposit Insurance Corporation (“FDIC”), which insures the Bank’s deposit accounts up to applicable limits; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk, in general, including, but not limited to, those risks involving the MPS division; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution, particularly in light of our deposit base, a substantial portion of which has been characterized as “brokered”; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic reports on Form 10-K and Form 10-Q, Current Reports on Form 8-K and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.

The subordinated notes will be issued and sold by the Company pursuant to an effective shelf registration statement (File No. 333-212269) (including base prospectus) and related prospectus supplement dated August 10, 2016, in each case as filed with the Securities and Exchange Commission (the “SEC”).  Before you invest, you should read the prospectus in that registration statement, any related applicable prospectus supplement and any other documents that the Company has filed with the SEC for more information about the Company and the offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related prospectus supplement if you request it by calling Sandler O’Neill + Partners, L.P. toll-free at 866-805-4128.

About Meta Financial Group
Meta Financial Group, Inc.® (MFG or the Company) is the holding company for MetaBank®, a federally chartered savings bank. MFG shares are traded on the NASDAQ Global Select Market® under the symbol CASH. Headquartered in Sioux Falls, SD, MetaBank operates in both the Banking and Payments industries through: MetaBank, its traditional retail banking operation; Meta Payment Systems, its electronic payments division; AFS/IBEX, its insurance premium financing division; and Refund Advantage, its tax refund-transfer software division.

Media Contact:
Katie LeBrun
Corporate Communications Director
605.362.5140
klebrun@metabank.com